Exhibit 99.1

ZaZa Energy Corporation

Estimated

Future Reserves and Income

Attributable to Certain

Leasehold Interests

In South Texas

SEC Parameters

As of

December 31, 2013

/s/ Michael F. Stell	/s/ Stuart L. Filler
Michael F. Stell, P.E.	Stuart L. Filler, P.E.
TBPE License No. 56416	TBPE License No. 60823
Advising Senior Vice President	Senior Petroleum Engineer

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

TABLE OF CONTENTS

DISCUSSION
PETROLEUM RESERVES DEFINITIONS

TABLE NO.

PROPERTY RANKING	A
SUMMARY OF GROSS AND NET RESERVE AND INCOME DATA	B
SUMMARY OF INITIAL BASIC DATA	C

GRAND SUMMARIES
TOTAL PROVED	1
PROVED PRODUCING	2
PROVED SHUT-IN	3

EAGLEVILLE, VARIOUS COS., TEXAS
BOENING UNIT A 1H (EAGLE FORD) - PROVED PRODUCING	4
CONNIFF UNIT A 1H (EAGLE FORD) - PROVED PRODUCING	5
GRAHMANN UNIT A 1H (EDWARDS) - PROVED PRODUCING	6
KOENNING UNIT 1H 1H (EAGLE FORD) - PROVED PRODUCING	7
LANGLEY UNIT 1H (EAGLE FORD) - PROVED SHUT-IN	8
LONG UNIT 1H (EAGLE FORD) - PROVED UNDEVELOPED	9
MAALI 1H 1 (EAGLE FORD) - PROVED PRODUCING	10
MACHICEK 1H (EAGLE FORD) - PROVED SHUT-IN	11
OTTO 1H 1H (EAGLE FORD) - PROVED PRODUCING	12
PERKINS 1H 1H (EAGLE FORD) - PROVED PRODUCING	13
THIELE UNIT 1H (EAGLE FORD) - PROVED UNDEVELOPED	14

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS - TBPE FIRM LICENSE No. F-1580

February 12, 2014

ZaZa Energy Corporation

1301 McKinney, Suite 3000

Houston, Texas 77010

Attention: Mr. Todd Brooks

Gentlemen:

At your request, Ryder Scott Company, L.P. (Ryder Scott) has prepared an estimate of the proved reserves, future production, and income attributable to certain leasehold interests in south Texas of ZaZa Energy Corporation (ZaZa) as of December 31, 2013. The subject properties are located in the state of Texas. The reserves and income data were estimated based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission (SEC) contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009, in the Federal Register (SEC regulations). Our third party study, completed on February 12, 2014, and presented herein, was prepared in accordance with the disclosure requirements set forth in the SEC regulations.

The properties evaluated by Ryder Scott represent 100 percent of the total net proved liquid hydrocarbon reserves and 100 percent of the total net proved gas reserves of ZaZa in the Eagle Ford and Edwards reservoirs in various counties in south Texas, as of December 31, 2013.

The estimated reserves and future net income amounts presented in this report, as of December 31, 2013, are related to hydrocarbon prices. The hydrocarbon prices used in the preparation of this report are based on the average prices during the 12-month period prior to the ending date of the period covered in this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements, as required by the SEC regulations. Actual future prices may vary significantly from the prices required by SEC regulations; therefore, volumes of reserves actually recovered and the amounts of income actually received may differ significantly from the estimated quantities presented in this report. The results of this study are summarized below.

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258

SEC PARAMETERS

Estimated Net Reserves and Income Data

Certain Leasehold Interests in the Utica Shale of

ZaZa Energy Company

As of December 31, 2013

	Proved
	Developed	Developed	Total
	Producing	Non-Producing	Proved
Net Remaining Reserves
Oil/Condensate — Barrels	14,459	11,630	26,089
Plant Products — Barrels	19,884	4,431	24,315
Natural Gas — MMCF	256	60	316

Income Data
Future Gross Revenue	$2,700,034	$1,371,876	$4,071,910
Deductions	1,971,861	597.668	2,569,529
Future Net Income (FNI)	$728,173	$774,208	$1,502,381

Discounted FNI @ 10%	$680,417	$673,128	$1,353,545

Liquid hydrocarbons are expressed in standard 42 gallon barrels. All gas volumes are reported on an “as sold basis” expressed in millions of cubic feet (MMCF) at the official temperature and pressure bases of the areas in which the gas reserves are located.

The estimates of the reserves, future production, and income attributable to properties in this report were prepared using the economic software package Aries™ System Petroleum Economic Evaluation Software, a copyrighted program of Halliburton. The program was used at the request of ZaZa. Ryder Scott has found this program to be generally acceptable, but notes that certain summaries and calculations may vary due to rounding and may not exactly match the sum of the properties being summarized. Furthermore, one line economic summaries may vary slightly from the more detailed cash flow projections of the same properties, also due to rounding. The rounding differences are not material.

The future gross revenue is after the deduction of production taxes. The deductions incorporate the normal direct costs of operating the wells, ad valorem taxes, and certain abandonment costs net of salvage. The future net income is before the deduction of state and federal income taxes and general administrative overhead, and has not been adjusted for outstanding loans that may exist, nor does it include any adjustment for cash on hand or undistributed income. Liquid hydrocarbon reserves account for approximately 75 percent and natural gas reserves account for the remaining 25 percent of total future gross revenue from proved reserves.

The discounted future net income shown above was calculated using a discount rate of 10 percent per annum compounded monthly. Future net income was discounted at five other discount rates, which were also compounded monthly. These results are shown in summary form as follows.

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Discounted Future Net Income
As of December 31, 2013
Discount Rate	Total
Percent	Proved

5	$1,424,869
15	$1,287,543
20	$1,226,325
25	$1,169,519
30	$1,116,822

The results shown above are presented for your information and should not be construed as our estimate of fair market value.

Reserves Included in This Report

The proved reserves included herein conform to the definition as set forth in the Securities and Exchange Commission’s Regulations Part 210.4-10(a). An abridged version of the SEC reserves definitions from 210.4-10(a) entitled “Petroleum Reserves Definitions” is included as an attachment to this report.

The various proved reserve status categories are defined under the attachment entitled “Petroleum Reserves Status Definitions and Guidelines” in this report. The proved developed non-producing reserves, which consist of the proved shut-in category, include wells that had been drilled and completed but had not commenced production by year-end.

No attempt was made to quantify or otherwise account for any accumulated gas production imbalances that may exist. The proved gas volumes presented herein do not include volumes of gas consumed in operations as reserves.

Reserves are “estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations.” All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves, and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. At ZaZa’s request, this report addresses only the proved reserves attributable to the properties evaluated herein.

Proved oil and gas reserves are “those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward.” The proved reserves included herein were estimated using deterministic methods. The SEC has defined reasonable certainty for proved reserves, when based on deterministic methods, as a “high degree of confidence that the quantities will be recovered.”

Proved reserve estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change. For proved reserves, the SEC states that “as changes due to increased availability of geoscience (geological, geophysical, and geochemical),

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engineering, and economic data are made to the estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.” Moreover, estimates of proved reserves may be revised as a result of future operations, effects of regulation by governmental agencies or geopolitical or economic risks. Therefore, the proved reserves included in this report are estimates only and should not be construed as being exact quantities, and if recovered, the revenues therefrom, and the actual costs related thereto, could be more or less than the estimated amounts.

ZaZa’s operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include, but may not be limited to, matters relating to land tenure and leasing, the legal rights to produce hydrocarbons, drilling and production practices, environmental protection, marketing and pricing policies, royalties, various taxes and levies including income tax and are subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of proved reserves actually recovered and amounts of proved income actually received to differ significantly from the estimated quantities.

The estimates of proved reserves presented herein were based upon a detailed study of the properties in which ZaZa owns an interest; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included for potential liabilities to restore and clean up damages, if any, caused by past operating practices.

Estimates of Reserves

The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with the definitions set forth by the Securities and Exchange Commission’s Regulations Part 210.4-10(a). The process of estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into three broad categories or methods: (1) performance-based methods; (2) volumetric-based methods; and (3) analogy. These methods may be used singly or in combination by the reserve evaluator in the process of estimating the quantities of reserves. Reserve evaluators must select the method or combination of methods which in their professional judgment is most appropriate, given the nature and amount of reliable geoscience and engineering data available at the time of the estimate, the established or anticipated performance characteristics of the reservoir being evaluated, and the stage of development or producing maturity of the property.

In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of this data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator. When a range in the quantity of reserves is identified, the evaluator must determine the uncertainty associated with the incremental quantities of the reserves. If the reserve quantities are estimated using the deterministic incremental approach, the uncertainty for each discrete incremental quantity of the reserves is addressed by the reserve category assigned by the evaluator. Therefore, it is the categorization of reserve quantities as proved, probable and/or possible that addresses the inherent uncertainty in the estimated quantities reported. For proved reserves, uncertainty is defined by the SEC as reasonable certainty wherein the “quantities actually recovered are much more likely than not to be achieved.” The SEC states that “probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The SEC states that “possible reserves are those additional reserves that are less certain to be recovered than probable

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reserves and the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves.” All quantities of reserves within the same reserve category must meet the SEC definitions as noted above.

Estimates of reserves quantities and their associated reserve categories may be revised in the future as additional geoscience or engineering data become available. Furthermore, estimates of reserves quantities and their associated reserve categories may also be revised due to other factors such as changes in economic conditions, results of future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted herein.

The proved reserves for the properties included herein were estimated by performance methods or the analogy method. All of the proved producing reserves attributable to producing wells and/or reservoirs that we evaluated were estimated by decline curve analysis, which utilized extrapolations of historical production data available through December 2013, in those cases where such data were considered to be definitive. The data utilized in this analysis were furnished to Ryder Scott by ZaZa or obtained from public data sources and were considered sufficient for the purpose thereof. All of the proved developed non-producing reserves that we evaluated were estimated by the analogy method. The data utilized from the analogues incorporated into our analysis, which consisted of offset wells to the currently non-producing wells, were considered sufficient for the purpose thereof. Two proved undeveloped locations that have been proposed by the operator of the properties in which ZaZa has an interest were evaluated by the analogy method and were uneconomic at current estimates of reserves, hydrocarbon prices, and development costs. These cash flows are included as zero value in the evaluation.

To estimate economically recoverable proved oil and gas reserves and related future net cash flows, we consider many factors and assumptions including, but not limited to, the use of reservoir parameters derived from geological, geophysical and engineering data that cannot be measured directly, economic criteria based on current costs and SEC pricing requirements, and forecasts of future production rates. Under the SEC regulations 210.4-10(a)(22)(v) and (26), proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may increase or decrease from those under existing economic conditions, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.

ZaZa has informed us that they have furnished us all of the material accounts, records, geological and engineering data, and reports and other data required for this investigation. In preparing our forecast of future proved production and income, we have relied upon data furnished by ZaZa with respect to property interests owned, production and well tests from examined wells, normal direct costs of operating the wells or leases, other costs such as transportation and/or processing fees, ad valorem and production taxes, recompletion and development costs, abandonment costs after salvage, product prices based on the SEC regulations, adjustments or differentials to product prices, geological structural and isochore maps, well logs, core analyses, and pressure measurements. Ryder Scott reviewed such factual data for its reasonableness; however, we have not conducted an independent verification of the data furnished by ZaZa. We consider the factual data used in this report appropriate and sufficient for the purpose of preparing the estimates of reserves and future net revenues herein.

In summary, we consider the assumptions, data, methods and analytical procedures used in this report appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate to prepare the estimates of reserves herein. The proved

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reserves included herein were determined in conformance with the United States Securities and Exchange Commission (SEC) Modernization of Oil and Gas Reporting; Final Rule, including all references to Regulation S-X and Regulation S-K, referred to herein collectively as the “SEC Regulations.” In our opinion, the proved reserves presented in this report comply with the definitions, guidelines and disclosure requirements as required by the SEC regulations.

Future Production Rates

For wells currently on production, our forecasts of future production rates are based on historical performance data. If no production decline trend has been established, future production rates were held constant, or adjusted for the effects of curtailment where appropriate, until a decline in ability to produce was anticipated. An estimated rate of decline was then applied to depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates.

Test data and other related information were used to estimate the anticipated initial production rates for those wells or locations that are not currently producing. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by ZaZa. Wells or locations that are not currently producing may start producing earlier or later than anticipated in our estimates due to unforeseen factors causing a change in the timing to initiate production. Such factors may include delays due to weather, the availability of rigs, the sequence of drilling, completing and/or recompleting wells and/or constraints set by regulatory bodies.

The future production rates from wells currently on production or wells or locations that are not currently producing may be more or less than estimated because of changes including, but not limited to, reservoir performance, operating conditions related to surface facilities, compression and artificial lift, pipeline capacity and/or operating conditions, producing market demand and/or allowables or other constraints set by regulatory bodies.

Hydrocarbon Prices

The hydrocarbon prices used herein are based on SEC price parameters using the average prices during the 12-month period prior to the ending date of the period covered in this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements. For hydrocarbon products sold under contract, the contract prices, including fixed and determinable escalations, exclusive of inflation adjustments, were used until expiration of the contract. Upon contract expiration, the prices were adjusted to the 12-month unweighted arithmetic average as previously described.

ZaZa furnished us the above-mentioned average prices in effect on December 31, 2013. These initial SEC hydrocarbon prices were determined using the 12-month average first-day-of-the-month benchmark prices appropriate to the geographic area where the hydrocarbons are sold. These benchmark prices are prior to the adjustments for differentials as described herein. The table below summarizes the “benchmark prices” and “price reference” used for the geographic area included in the report.

The product prices that were actually used to determine the future gross revenue for each property reflect adjustments to the benchmark prices for gravity, quality, local conditions, and/or distance from market, referred to herein as “differentials.” The differentials used in the preparation of this report were furnished to us by ZaZa. The differentials furnished to us were accepted as factual

6

data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the data used by ZaZa to determine these differentials.

In addition, the table below summarizes the net volume weighted benchmark prices adjusted for differentials and referred to herein as the “average realized prices.” The average realized prices shown in the table below were determined from the total future gross revenue before production taxes and the total net reserves for the geographic area and presented in accordance with SEC disclosure requirements for the geographic area included in the report.

		Price		Average
Geographic Area	Product	Reference	Benchmark Prices	Realized Prices
North America
	Oil/Condensate	WTI Cushing	$96.89/Bbl	$97.39/Bbl
United States	NGLs	WTI Cushing	$96.89/Bbl	$28.85/Bbl*
	Natural Gas	Henry Hub	$3.67/MCF	$3.42/MCF

* NGL prices are based on a percentage of the oil prices.

The effects of derivative instruments designated as price hedges of oil and gas quantities are not reflected in our individual property evaluations.

Costs

Operating costs for the leases and wells in this report were furnished by ZaZa and are based on the operating expense reports of ZaZa and include only those costs directly applicable to the leases or wells. The operating costs include a portion of general and administrative costs allocated directly to the leases and wells. No deduction was made for loan repayments, interest expenses, or exploration and development prepayments that were not charged directly to the leases or wells.

Development costs were furnished to us by ZaZa and are based on authorizations for expenditure for the proposed work or actual costs for similar projects. Net abandonment costs of $125,000 per well were included as requested by ZaZa and were accepted without verification.

Current costs used by ZaZa were held constant throughout the life of the properties.

Standards of Independence and Professional Qualification

Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world for over seventy-five years. Ryder Scott is employee-owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada. We have over eighty engineers and geoscientists on our permanent staff. By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue. We do not serve as officers or directors of any privately-owned or publicly-traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients. This allows us to bring the highest level of independence and objectivity to each engagement for our services.

Ryder Scott actively participates in industry-related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations. Many of our staff have authored or co-authored technical papers on the subject of reserves - related topics. We

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encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education.

Prior to becoming an officer of the Company, Ryder Scott requires that staff engineers and geoscientists have received professional accreditation in the form of a registered or certified professional engineer’s license or a registered or certified professional geoscientist’s license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization.

We are independent petroleum engineers with respect to ZaZa. Neither we nor any of our employees have any interest in the subject properties and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties which were reviewed.

The results of this study, presented herein, are based on technical analysis conducted by teams of geoscientists and engineers from Ryder Scott. The professional qualifications of the undersigned, the technical person primarily responsible for overseeing the evaluation of the reserves information discussed in this report, are included as an attachment to this letter.

Terms of Usage

The results of our third party study, presented in report form herein, were prepared in accordance with the disclosure requirements set forth in the SEC regulations.

We have provided ZaZa with a digital version of the original signed copy of this report letter. In the event there are any differences between the digital version included in presentations made by ZaZa and the original signed report letter, the original signed report letter shall control and supersede the digital version.

The data and work papers used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

Very truly yours,

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

/s/ Michael F. Stell
Michael F. Stell, P.E.
TBPE License No. 56416
Advising Senior Vice President

/s/ Stuart L. Filler
Stuart L. Filler, P.E.
TBPE License No. 60823
Senior Petroleum Engineer

MFS-SLF (FWZ)/pl

8

Professional Qualifications of Primary Technical Person

The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. Mr. Michael F. Stell was the primary technical person responsible for overseeing the estimate of the reserves, future production and income.

Mr. Stell, an employee of Ryder Scott Company L.P. (Ryder Scott) since 1992, is an Advising Senior Vice President and is responsible for coordinating and supervising staff and consulting engineers of the company in ongoing reservoir evaluation studies worldwide. Before joining Ryder Scott, Mr. Stell served in a number of engineering positions with Shell Oil Company and Landmark Concurrent Solutions. For more information regarding Mr. Stell’s geographic and job specific experience, please refer to the Ryder Scott Company website at www.ryderscott.com/Experience/Employees.

Mr. Stell earned a Bachelor of Science degree in Chemical Engineering from Purdue University in 1979 and a Master of Science Degree in Chemical Engineering from the University of California, Berkeley, in 1981. He is a licensed Professional Engineer in the State of Texas. He is also a member of the Society of Petroleum Engineers and the Society of Petroleum Evaluation Engineers.

In addition to gaining experience and competency through prior work experience, the Texas Board of Professional Engineers requires a minimum of fifteen hours of continuing education annually, including at least one hour in the area of professional ethics, which Mr. Stell fulfills. As part of his 2009 continuing education hours, Mr. Stell attended an internally presented 13 hours of formalized training as well as a day-long public forum relating to the definitions and disclosure guidelines contained in the United States Securities and Exchange Commission Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register. Mr. Stell attended an additional 15 hours of formalized in-house training as well as an additional five hours of formalized external training during 2009 covering such topics as the SPE/WPC/AAPG/SPEE Petroleum Resources Management System, reservoir engineering, geoscience and petroleum economics evaluation methods, procedures and software and ethics for consultants. As part of his 2010 continuing education hours, Mr. Stell attended an internally presented six hours of formalized training and ten hours of formalized external training covering such topics as updates concerning the implementation of the latest SEC oil and gas reporting requirements, reserve reconciliation processes, overviews of the various productive basins of North America, evaluations of resource play reserves, evaluation of enhanced oil recovery reserves, and ethics training. For each year starting 2011 through 2013, as of the date of this report, Mr. Stell has 20 hours of continuing education hours relating to reserves, reserve evaluations, and ethics.

Based on his educational background, professional training and over 30 years of practical experience in the estimation and evaluation of petroleum reserves, Mr. Stell has attained the professional qualifications for a Reserves Estimator and Reserves Auditor set forth in Article III of the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers as of February 19, 2007.

PETROLEUM RESERVES DEFINITIONS

As Adapted From:

RULE 4-10(a) of REGULATION S-X PART 210

UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

PREAMBLE

On January 14, 2009, the United States Securities and Exchange Commission (SEC) published the “Modernization of Oil and Gas Reporting; Final Rule” in the Federal Register of National Archives and Records Administration (NARA). The “Modernization of Oil and Gas Reporting; Final Rule” includes revisions and additions to the definition section in Rule 4-10 of Regulation S-X, revisions and additions to the oil and gas reporting requirements in Regulation S-K, and amends and codifies Industry Guide 2 in Regulation S-K. The “Modernization of Oil and Gas Reporting; Final Rule”, including all references to Regulation S-X and Regulation S-K, shall be referred to herein collectively as the “SEC regulations”. The SEC regulations take effect for all filings made with the United States Securities and Exchange Commission as of December 31, 2009, or after January 1, 2010. Reference should be made to the full text under Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) for the complete definitions (direct passages excerpted in part or wholly from the aforementioned SEC document are denoted in italics herein).

Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. Under the SEC regulations as of December 31, 2009, or after January 1, 2010, a company may optionally disclose estimated quantities of probable or possible oil and gas reserves in documents publicly filed with the SEC. The SEC regulations continue to prohibit disclosure of estimates of oil and gas resources other than reserves and any estimated values of such resources in any document publicly filed with the SEC unless such information is required to be disclosed in the document by foreign or state law as noted in §229.1202 Instruction to Item 1202.

Reserves estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change.

Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, natural gas cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

Reserves may be attributed to either conventional or unconventional petroleum accumulations. Petroleum accumulations are considered as either conventional or unconventional based on the nature of their in-place characteristics, extraction method applied, or degree of processing prior to sale. Examples of unconventional petroleum accumulations include coalbed or coalseam methane

(CBM/CSM), basin-centered gas, shale gas, gas hydrates, natural bitumen and oil shale deposits. These unconventional accumulations may require specialized extraction technology and/or significant processing prior to sale.

Reserves do not include quantities of petroleum being held in inventory.

Because of the differences in uncertainty, caution should be exercised when aggregating quantities of petroleum from different reserves categories.

RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(26) defines reserves as follows:

Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

PROVED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(22) defines proved oil and gas reserves as follows:

Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

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PROVED RESERVES (SEC DEFINITIONS) CONTINUED

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

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PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES

As Adapted From:

RULE 4-10(a) of REGULATION S-X PART 210

UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

and

PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS)

Sponsored and Approved by:

SOCIETY OF PETROLEUM ENGINEERS (SPE)

WORLD PETROLEUM COUNCIL (WPC)

AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG)

SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE)

Reserves status categories define the development and producing status of wells and reservoirs. Reference should be made to Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) and the SPE-PRMS as the following reserves status definitions are based on excerpts from the original documents (direct passages excerpted from the aforementioned SEC and SPE-PRMS documents are denoted in italics herein).

DEVELOPED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(6) defines developed oil and gas reserves as follows:

Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Developed Producing (SPE-PRMS Definitions)

While not a requirement for disclosure under the SEC regulations, developed oil and gas reserves may be further sub-classified according to the guidance contained in the SPE-PRMS as Producing or Non-Producing.

Developed Producing Reserves

Developed Producing Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate.

Improved recovery reserves are considered producing only after the improved recovery project is in operation.

Developed Non-Producing

Developed Non-Producing Reserves include shut-in and behind-pipe reserves.

Shut-In

Shut-in Reserves are expected to be recovered from:

(1) completion intervals which are open at the time of the estimate, but which have not started producing;

(2) wells which were shut-in for market conditions or pipeline connections; or

(3) wells not capable of production for mechanical reasons.

Behind-Pipe

Behind-pipe Reserves are expected to be recovered from zones in existing wells, which will require additional completion work or future re-completion prior to start of production.

In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

UNDEVELOPED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(31) defines undeveloped oil and gas reserves as follows:

Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

2

TABLE A
PROPERTY RANKING BY PROVED DISCOUNTED FUTURE NET INCOME
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
AS OF DECEMBER 31, 2013
(SEC PARAMETERS)

					$
	RANK/	NET RESERVES		$	FUTURE NET	PERCENT	CUMULATIVE
	RESV.	(BARRELS)	(MMCF)	FUTURE NET	INCOME DISC.	OF	PERCENT	TABLE
	TYPE (A)	OIL/COND	GAS	INCOME (B)	AT 10.0%	TOTAL	OF TOTAL	NUMBER

EAGLEVILLE	1
DEWITT COUNTY, TEXAS
MACHICEK 1H (EAGLE FORD)	PV-SI	8,881	32	521,162	432,436	31.948	31.948	11

EAGLEVILLE	2
DEWITT COUNTY, TEXAS
BOENING UNIT A 1H (EAGLE FORD)	PV-PD	6,693	69	378,109	378,577	27.969	59.918	4

EAGLEVILLE	3
LAVACA COUNTY, TEXAS
GRAHMANN UNIT A 1H (EDWARDS)	PV-PD	4,332	186	286,047	291,662	21.548	81.466	6

EAGLEVILLE	4
DEWITT COUNTY, TEXAS
LANGLEY UNIT 1H (EAGLE FORD)	PV-SI	2,749	28	253,045	240,692	17.782	99.248	8

EAGLEVILLE	5
GONZALES COUNTY, TEXAS
MAALI 1H 1 (EAGLE FORD)	PV-PD	2,533	0	153,408	93,345	6.896	106.144	10

EAGLEVILLE	6
GONZALES COUNTY, TEXAS
KOENNING UNIT 1H 1H (EAGLE FORD)	PV-PD	543	0	24,735	20,224	1.494	107.639	7

EAGLEVILLE	7
GONZALES COUNTY, TEXAS
OTTO 1H 1H (EAGLE FORD)	PV-PD	358	0	13,922	12,669	0.936	108.574	12

EAGLEVILLE	8
DEWITT COUNTY, TEXAS
LONG UNIT 1H (EAGLE FORD)	PV-UD	0	0	0	0	0.000	108.574	9

EAGLEVILLE	9
DEWITT COUNTY, TEXAS
THIELE UNIT 1H (EAGLE FORD)	PV-UD	0	0	0	0	0.000	108.574	14

EAGLEVILLE	10
GONZALES COUNTY, TEXAS
PERKINS 1H 1H (EAGLE FORD)	PV-PD	0	0	-3,047	-2,900	-0,214	108.360	13

EAGLEVILLE	11
LAVACA COUNTY, TEXAS
CONNIFF UNIT A 1H (EAGLE FORD)	PV-PD	0	0	-125,000	-113,159	-8.360	100.000	5

TOTAL PROVED		26,089	316	1,502,381	1,353,545	100.000	100.000

(A) RESERVE TYPES:	PV = PROVED	STATUS:	PD = PRODUCING	DP = DEPLETED
	PB = PROBABLE		BP = BEHIND PIPE	PB = PAYBACK
	PS = POSSIBLE		SI = SHUT IN	NP = NON-PRODUCING
UD = UNDEVELOPED
(B) BEFORE FEDERAL OR STATE INCOME TAXES

1

TABLE B
SUMMARY OF GROSS AND NET RESERVES AND INCOME DATA
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
AS OF DECEMBER 31, 2013
(SEC PARAMETERS)

		ESTIMATED REMAINING RESERVES				ESTIMATED FUTURE DOLLARS, $
		100% GROSS		NET		GROSS REV		NET INCOME BEFORE FIT
EAGLEVILLE	RESV	(BARRELS)	(MMCF)	(BARRELS)	(MMCF)	AFTER	TOTAL		DISCOUNT
VARIOUS COS., TEXAS	TYPE (A)	OIL/COND	GAS	OIL/COND	SALES GAS	PROD TAX	DEDUCTION	UNDISC	AT 10.00%

BOENING UNIT A 1H (EAGLE FORD)	PV-PD	9,427	111	6,693	69	1,098,938	720,829	378,109	378,577
CONNIFF UNIT A 1H (EAGLE FORD)	PV-PD	0	0	0	0	0	125,000	(125,000)	(113,159)
GRAHMANN UNIT A 1H (EDWARDS)	PV-PD	5,854	293	4,332	186	1,268,778	982,731	286,047	291,662
KOENNING UNIT 1H 1H (EAGLE FORD)	PV-PD	21,298	18	543	0	52,583	27,848	24,735	20,224
LANGLEY UNIT 1H (EAGLE FORD)	PV-SI	16,213	191	2,749	28	451,336	198,290	253,045	240,692
LONG UNIT 1H (EAGLE FORD)	PV-UD	0	0	0	0	0	0	0	0
MAALI 1H 1 (EAGLE FORD)	PV-PD	85,141	73	2,533	0	245,092	91,684	153,408	93,345
MACHICEK 1H (EAGLE FORD)	PV-SI	48,772	198	8,881	32	920,540	399,378	521,162	432,436
OTTO 1H 1H (EAGLE FORD)	PV-PD	13,979	7	358	0	34,643	20,721	13,922	12,669
PERKINS 1H 1H (EAGLE FORD)	PV-PD	0	0	0	0	0	3,047	(3,047)	(2,900)
THIELE UNIT 1H (EAGLE FORD)	PV-UD	0	0	0	0	0	0	0	0

PROVED PRODUCING		135,700	501	14,459	256	2,700,034	1,971,861	728,173	680,417
PROVED SHUT-IN		64,985	389	11,630	60	1,371,876	597,668	774,208	673,128
PROVED UNDEVELOPED		0	0	0	0	0	0	0	0
TOTAL PROVED		200,684	891	26,089	316	4,071,910	2,569,529	1,502,381	1,353,545

GRAND SUMMARIES

PROVED PRODUCING	135,700	501	14,459	256	2,700,034	1,971,861	728,173	680,417
PROVED SHUT-IN	64,985	389	11,630	60	1,371,876	597,668	774,208	673,128
PROVED UNDEVELOPED	0	0	0	0	0	0	0	0
TOTAL PROVED	200,684	891	26,089	316	4,071,910	2,569,529	1,502,381	1,353,545

(A) RESERVE TYPES:	PV = PROVED	STATUS:	PD	= PRODUCING	DP=DEPLETED
	PB = PROBABLE		BP	= BEHIND PIPE	PB = PAYBACK
	PS = POSSIBLE		SI	= SHUT IN	NP = NON-PRODUCING
UD = UNDEVELOPED

1

TABLE C
SUMMARY OF INITIAL BSIC DATA
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
AS OF DECEMBER 31, 2013
(SEC PARAMETERS)

		(A)	NO.		INTERESTS		LIQUIDS	GAS DATA		GROSS
EAGLEVILLE	PRIM	RESV	OF	LOCATION	EVALUATED		PRICE	PRICE		COST
VARIOUS COS., TEXAS	PROD	TYPE	WELLS	SEC TWP RNG	W.I.	N.R.I.	$/bbl	$/Mcf	BTU	$/MO

BOENING UNIT A 1H (EAGLE FORD)	GAS	PV-PD	1		1.000000	0.710000	96.78	3.42	1,000	9,000
CONNIFF UNIT A 1H (EAGLE FORD)	GAS	PV-PD	0		1.000000	0.737711	96.78	3.42	1,000	9,000
GRAHMANN UNIT A 1H (EDWARDS)	GAS	PV-PD	1		1.000000	0.740000	96.78	3.42	1,000	15,000
KOENNING UNIT 1H 1H (EAGLE FORD)	OIL	PV-PD	1		0.024375	0.025512	101.44	3.67	1,000	9,900
LANGLEY UNIT 1H (EAGLE FORD)	GAS	PV-SI	1		0.250000	0.169550	96.78	3.42	1,000	9,000
LONG UNIT 1H (EAGLE FORD)	GAS	PV-UD	0		0.250000	0.177500	96.78	3.42	1,000	9,000
MAALI 1H 1 (EAGLE FORD)	OIL	PV-PD	1		0.032500	0.029746	101.44	3.67	1,000	9,200
MACHICEK 1H (EAGLE FORD)	OIL	PV-SI	1		0.250000	0.182100	96.78	3.42	1,000	9,000
OTTO 1H 1H (EAGLE FORD)	OIL	PV-PD	1		0.024375	0.025608	101.44	3.67	1,000	12,400
PERKINS 1H 1H (EAGLE FORD)	OIL	PV-PD	0		0.024375	0.025608	101.44	3.67	1,000	20,000
THIELE UNIT 1H (EAGLE FORD)	GAS	PV-UD	0		0.250000	0.177500	96.78	3.42	1,000	9,000

(A) RESERVE TYPES:	PV = PROVED	STATUS:	PD = PRODUCING	DP = DEPLETED
	PB = PROBABLE		BP = BEHIND PIPE	PB = PAYBACK
	PS = POSSIBLE		SI = SHUT IN	NP = NON-PRODUCING
UD = UNDEVELOPED

1

 RS RYDER SCOTT COMPANY   PETROLEUM CONSULTANTS ZAZA ENERGY CORP. TABLE 1 TBPE FIRM LIC. NO. F-1580 ESTIMATED FUTURE RESERVES AND INCOME   ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS   AS OF DECEMBER 31,2013  GRAND SUMMARY (SEC PARAMETERS)            TOTAL PROVEDD          ALL CATEGORIED    REVENUE INTEREST  PRODUCT PRICES DISCOUNTE   Expense Oil/ Plant  Oil/Cond Pit. Prod. Gas FU1TURE NET INCOME - $  Interest Condensate Products Gas  ($/bbl) ($/bbl) ($/Mcf) CONPOUNDED MONTHLY INITIAL         500%  1,424,869 FINAL         1500%  1,287,543 REMARKS         2000%  1,226,325          2500%  1,169,519          3000%  1,116,822    ESTIMATED 8/8THS PRODUCTION COMPANY NET PRODUCTIONTON AVERAGE PRICES  Number Oil/Cond. Plant Products Gas Oil/Cond. Plant Products Sales Gas Oil/Cond. Pit Prod. Gas Year of Wells (Barrels) (Barrels) (MMcf) (Barrels) (Barrels) (MMcf) ($/bbl) ($/bbl) ($/Mcf) 2014 7 41,845 20,996 279 7,537 8,540 102 97.08 28.52 3.42 2015 7 28,720 11,262 174 4,832 5,385 70 97.17 29.05 3.42 2016 7 22,460 8,188 131 3,617 4,126 55 97.22 29.27 3.42 2017 7 18,730 6,543 107 2,930 3,381 46 97.26 29.39 3.42 2018 7 15,135 4,791 74 2,215 2,356 29 97.31 28.62 3.42 2019 5 10,891 1,838 31 1,050 526 5 97.64 26.23 3.42 2020 3 8,842 0 16 644 0 2 98.08 0.00 3.42 2021 3 8,066 0 14 579 0 1 98.11 0.00 3.42 2022 3 5,967 0 11 490 0 1 97.88 0.00 3.42 2023 2 5,399 0 10 447 0 1 97.87 0.00 3.42 2024 2 5,054 0 10 415 0 1 97.89 0.00 3.42 2025 2 4,719 0 9 386 0 1 97.90 0.00 3.42 2026 2 4,287 0 8 336 0 1 97.99 0.00 3.42 2027 1 2,746 0 2 82 0 0 101.44 0.00 0.00 2028 1 2,588 0 2 77 0 0 101.44 0.00 0.00            Sub-Total  185,448 53,619 879 25,636 24,315 316 97.32 28.85 3.42 Remainder  15,236 0 12 453 0 0 101.44 0.00 0.00 Total Future  200,684 53,619 891 26,089 24,315 316 97.39 28.85 3.42            Cumulative  264,287 0 789       Ultimate  464,971 53,619 1,680          COMPANY FUTURE GROSS REVENUE (FGR)-$ PRODUCTION TAXES - $ FGRAFTER  From  From  From   Oil/ Plant Prod./  PROCJUCTION Year Oil/Condensate  Plant Products Gas Other Total  Condensate ate Other Gas TAXES - $ 2014 731,719 243,595 348,489 0 1,323,803 33,659 18,270 26,137 1,245,738 2015 469,523 156,452 239,816 0 865,791  21,598 11,734 17,986 814,473 2016 351,667 120,790 188,716 0 661,173  16,177 9,059 14,154 621,783 2017 284,948 99,378 156,916 0 541,242  13,108 7,453 11,769 508,913 2018 215,492 67,442 98,027 0 380,961 9,913 5,058 7,352 358,638 2019 102,557 13,804 18,035 0 134,395 4,718 1,035 1,353 127,290 2020 63,144 0 5,689 0 68,833 2,905 0 427 65,502 2021 56,765 0 5,063 0 61,828  2,611 0 380 58,837 2022 47,963 0 4,581 0 52,545 2,206 0 344 49,995 2023 43,751 0 4,190 0 47,941 2,013 0 314 45,614 2024 40,651 0 3,876 0 44,527 1,870 0 291 42,366 2025 37,773 0 3,591 0 41,364 1,738 0 269 39,357 2026 32,885 0 3,044 0 35,929 1,513 0 228 34,188 2027 8,286 0 0 0 8,286 381 0 0 7,905 2028 7,810 0 0 0 7,810 359 0 0 7,451           Sub-Total 2,494,935 701,461 1,080,034 0 4,276,429 114,767 52,6100 81,003 4,028,050 Remainder 45,974 0 0 0 45,974 2,115 0 0 43,859 Total Futur 2,540,909 701,461 1,080,034 0 4,322,404  116,882 52,610 81,003 4,071,910     DEDUCTIONS - $  FUTURE NET IN;OME BEFORE TAXES - $ Operating Ad Valorem Development  Undiscounted Discounted Year Cots Taxes Cost Other Total Annual Cumulative @ 10.00% 2014 345,361 32,638 3,047 0 381,046 864,692 864,692 826,665 2015 352,111 21,351 125,000 0 498,462 316,011 1,180,703 268,610 2016 352,111 16,303 0 0 368,414 253,370 1,434,073 198,444 2017 352,111 13,345 0 0 365,455 143,457 1,577,530 101,713 2018 275,077 9,398 0 0 284,475 74,163 1,651,693 47,671 2019 83,169 3,334 128,047 0 214,549 -87,260 1,564,434 -49 57 2020 33,484 1,721 156,250 0 191,455 -125,952 1,438,481 -66,999 2021 33,484 1,546 0 0 35,029 23,808 1,462,289 11,303 2022 30,845 1,314 0 0 32,159 17,836 1,480,125 7,667 2023 30,588 1,199 3,047 0 34,833 10,781 1,490,906 4,147 2024 30,588 1,113 0 0 31,701 10,665 1,501,570 3 57 2025 30,588 1,034 0 0 31,622 7,735 1,509,305 2,466 2026 28,010 898 0 0 28,908 5,280 1,514,585 1,525 2027 3,588 207 31,250 0 35,045 -27,140 1,487,445 -6,756 2028 3,588 195 0 0 3,783 3,667 1,491,113 867 Sub-Total 984,702 105,595 446,641 0 2,536,938 1,491,113  1,351,324 Remainder 27,379 1,149 4,063 0 32,591 11,268 1,502,381 2,221 Total Future 012,081 106,745 450,703 0 2,569,529 1,502,381  1,353,545  Life of summary is: 22.64 years.  These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE FIRM LIC. NO. F-1580

TABLE 2

ZAZA ENERGY CORP.
ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS AS OF DECEMBER 31, 2013 (SEC PARAMETERS)

GRAND SUMMARY

PROVED PRODUCING

	Expense Interest	REVENUE INTEREST Oil/ Condensate	Plant Products	Gas	PRODUCT PRICES Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)
INITIAL							
FINAL							
REMARKS							

DISCOUNTED FUTURE NET INCOME - $ COMPOUNDED MONTHLY	
5.00 %	703,132
15.00 %	658,098
20.00 %	635,694
25.00 %	613,298
30.00 %	591,175

Year	Number of Wells	ESTIMATED 8/8THS PRODUCTION Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	COMPANY NET PRODUCTION Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	AVERAGE PRICES Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2014	5	22,568	9,005	144	4,120	6,507	81	97.33	29.24	3.42
2015	5	17,921	6,268	106	2,904	4,539	60	97.42	29.58	3.42
2016	5	15,109	4,932	86	2,304	3,574	48	97.48	29.74	3.42
2017	5	13,082	4,088	72	1,921	2,965	41	97.51	29.84	3.42
2018	5	10,500	2,797	45	1,386	2,018	24	97.62	29.02	3.42
2019	3	7,092	397	9	370	282	2	99.24	26.23	3.42
2020	2	6,289	0	5	179	0	0	101.44	0.00	0.00
2021	2	5,794	0	5	165	0	0	101.44	0.00	0.00
2022	2	3,911	0	3	116	0	0	101.44	0.00	0.00
2023	1	3,519	0	3	105	0	0	101.44	0.00	0.00
2024	1	3,315	0	3	99	0	0	101.44	0.00	0.00
2025	1	3,108	0	2	92	0	0	101.44	0.00	0.00
2026	1	2,921	0	2	87	0	0	101.44	0.00	0.00
2027	1	2,746	0	2	82	0	0	101.44	0.00	0.00
2028	1	2,588	0	2	77	0	0	101.44	0.00	0.00
Sub-Total		120,464	27,487	490	14,006	19,884	256	97.77	29.43	3.42
Remainder		15,236	0	12	453	0	0	101.44	0.00	0.00
Total Future		135,700	27,487	501	14,459	19,884	256	97.89	29.43	3.42
Cumulative		264,287	0	789						
Ultimate		399,987	27,487	1,291						

Year	COMPANY FUTURE GROSS REVENUE (FGR) - $ From Oil/Condensate	From Plant Products	From Gas	Other	Total	PRODUCTION TAXES - $ Oil/ Condensate	Plant Prod./ Other	Gas	FGR AFTER PRODUCTION TAXES - $
2014	401,021	190,266	277,444	0	868,731	18,447	14,270	20,808	815,206
2015	282,970	134,246	204,055	0	621,271	13,017	10,068	15,304	582,881
2016	224,568	106,307	164,706	0	495,581	10,330	7,973	12,353	464,925
2017	187,274	88,458	138,580	0	414,313	8,615	6,634	10,394	388,671
2018	135,306	58,573	83,026	0	276,906	6,224	4,393	6,227	260,062
2019	36,689	7,394	6,192	0	50,275	1,688	555	464	47,569
2020	18,157	0	0	0	18,157	835	0	0	17,322
2021	16,729	0	0	0	16,729	770	0	0	15,960
2022	11,737	0	0	0	11,737	540	0	0	11,197
2023	10,618	0	0	0	10,618	488	0	0	10,130
2024	10,003	0	0	0	10,003	460	0	0	9,543
2025	9,377	0	0	0	9,377	431	0	0	8,945
2026	8,815	0	0	0	8,815	405	0	0	8,409
2027	8,286	0	0	0	8,286	381	0	0	7,905
2028	7,810	0	0	0	7,810	359	0	0	7,451
Sub-Total	1,369,360	585,245	874,003	0	2,828,609	62,991	43,893	65,550	2,656,175
Remainder	45,974	0	0	0	45,974	2,115	0	0	43,859
Total Future	1,415,335	585,245	874,003	0	2,874,583	65,105	43,893	65,550	2 00,034

Year	DEDUCTIONS - $ Operating Costs	Ad Valorem Taxes	Development Costs	Other	Total	FUTURE NET INCOME BEFORE TAXES - $ Undiscounted Annual	Undiscounted Cumulative	Discounted @ 10.00 %
2014	298,111	21,362	3,047	0	322,519	492,687	492,687	471,490
2015	298,111	15,280	125,000	0	438,391	144,491	637,177	120,047
2016	298,111	12,190	0	0	310,301	154,624	791,801	121,137
2017	298,111	10,192	0	0	308,303	80,368	872,169	57,034
2018	221,077	6,813	0	0	227,890	32,172	904,340	20 54
2019	33,650	1,243	128,047	0	162,940	-115,371	788,969	-66,073
2020	6,484	454	125,000	0	131,938	-114,616	674,353	-61,635
2021	6,484	418	0	0	6,902	9,058	683,411	4,297
2022	3,845	293	0	0	4,139	7,059	690,470	3,033
2023	3,588	265	3,047	0	6,900	3,229	693,699	1,207
2024	3,588	250	0	0	3,838	5,705	699,404	2,007
2025	3,588	234	0	0	3,822	5,123	704,527	1,632
2026	3,588	220	0	0	3,808	4,601	709,128	1,326
2027	3,588	207	0	0	3,795	4,110	713,238	1,073
2028	3,588	195	0	0	3,783	3,667	716,905	867
Sub-Total	1,485,511	69,618	384,141	0	1,939,270	716,905		678,196
Remainder	27,379	1,149	4,063	0	32,591	11,268	728,173	2,221
Total Future	1,512,890	70,767	388,203	0	1,971,861	728,173		680,417

Life of summary is: 22.64 years.

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE FIRM LIC. NO. F-1580

TABLE 3

ZAZA ENERGY CORP.
ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS AS OF DECEMBER 31, 2013 (SEC PARAMETERS)

GRAND SUMMARY

PROVED
SHUT-IN

	Expense Interest	Revenue Interest: Oil/ Condensate	Revenue Interest: Plant Products	Revenue Interest: Gas	Product Prices: Oil/Cond ($/bbl)	Product Prices: Plt. Prod. ($/bbl)	Product Prices: Gas ($/Mcf)
INITIAL							
FINAL							
REMARKS							

DISCOUNTED FUTURE NET INCOME - $ COMPOUNDED MONTHLY	
5.00 %	721,736
15.00 %	629,445
20.00 %	590,630
25.00 %	556,220
30.00 %	525,647

Year	Number of Wells	Estimated 8/8ths Production: Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Company Net Production: Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Average Prices: Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2014	2	19,277	11,991	136	3,417	2,033	21	96.78	26.23	3.42
2015	2	10,799	4,993	68	1,928	847	10	96.78	26.23	3.42
2016	2	7,351	3,256	45	1,313	552	7	96.78	26.23	3.42
2017	2	5,647	2,455	35	1,009	416	5	96.78	26.23	3.42
2018	2	4,635	1,994	28	829	338	4	96.78	26.23	3.42
2019	2	3,799	1,441	22	681	244	3	96.78	26.23	3.42
2020	1	2,553	0	10	465	0	2	96.78	0.00	3.42
2021	1	2,272	0	9	414	0	1	96.78	0.00	3.42
2022	1	2,056	0	8	374	0	1	96.78	0.00	3.42
2023	1	1,880	0	8	342	0	1	96.78	0.00	3.42
2024	1	1,739	0	7	317	0	1	96.78	0.00	3.42
2025	1	1,611	0	7	293	0	1	96.78	0.00	3.42
2026	1	1,366	0	6	249	0	1	96.78	0.00	3.42
2027	0	0	0	0	0	0	0	0.00	0.00	0.00
Sub-Total		64,985	26,132	389	11,630	4,431	60	96.78	26.23	3.42
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		64,985	26,132	389	11,630	4,431	60	96.78	26.23	3.42
Cumulative		0	0	0						
Ultimate		64,985	26,132	389						

Year	Company Future Gross Revenue (FGR) - $: From Oil/Condensate	From Plant Products	From Gas	Other	Total	Production Taxes - $: Oil/ Condensate	Plant Prod./ Other	Gas	FGR After Production Taxes - $
2014	330,697	53,329	71,046	0	455,072	15,212	4,000	5,328	430,532
2015	186,554	22,206	35,761	0	244,521	8,581	1,665	2,682	231,592
2016	127,099	14,482	24,010	0	165,592	5,847	1,086	1,801	156,858
2017	97,674	10,919	18,336	0	126,929	4,493	819	1,375	120,242
2018	80,186	8,869	15,001	0	104,055	3,689	665	1,125	98,577
2019	65,868	6,410	11,842	0	84,120	3,030	481	888	79 21
2020	44,987	0	5,689	0	50,676	2,069	0	427	48,180
2021	40,036	0	5,063	0	45,099	1,842	0	380	42,878
2022	36,226	0	4,581	0	40,807	1,666	0	344	38 97
2023	33,133	0	4,190	0	37,323	1,524	0	314	35,485
2024	30,648	0	3,876	0	34,524	1,410	0	291	32,823
2025	28,396	0	3,591	0	31,987	1,306	0	269	30,412
2026	24,071	0	3,044	0	27,115	1,107	0	228	25 79
2027	0	0	0	0	0	0	0	0	0
Sub-Total	1,125,574	116,216	206,030	0	1,447,821	51,776	8,716	15,452	1,371,876
Remainder	0	0	0	0	0	0	0	0	0
Total Future	1,125,574	116,216	206,030	0	1,447,821	51,776	8,716	15,452	1,371,876

Year	Deductions - $: Operating Costs	Ad Valorem Taxes	Development Costs	Other	Total	Future Net Income Before Taxes - $: Undiscounted Annual	Undiscounted Cumulative	Discounted @ 10.00 %
2014	47,250	11,277	0	0	58,527	372,005	372,005	355,175
2015	54,000	6,071	0	0	60,071	171,521	543,526	148,562
2016	54,000	4,113	0	0	58,113	98,746	642,271	77,308
2017	54,000	3,153	0	0	57,153	63,089	705,361	44,680
2018	54,000	2,585	0	0	56,585	41,992	747,353	26,916
2019	49,518	2,091	0	0	51,609	28,112	775,464	16,316
2020	27,000	1,267	31,250	0	59,517	-11,337	764,128	-5,364
2021	27,000	1,127	0	0	28,127	14,750	778,878	7,006
2022	27,000	1,020	0	0	28,020	10,777	789,655	4,634
2023	27,000	933	0	0	27,933	7,551	797,206	2,940
2024	27,000	863	0	0	27,863	4,960	802,166	1 50
2025	27,000	800	0	0	27,800	2,612	804,778	835
2026	24,422	678	0	0	25,100	679	805,458	198
2027	0	0	31,250	0	31,250	-31,250	774,208	-7,829
Sub-Total	499,190	35,978	62,500	0	597,668	774,208		673,128
Remainder	0	0	0	0	0	0	774,208	0
Total Future	499,190	35,978	62,500	0	597,668	774,208		673,128

Life of summary is: 12.90 years.

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

TABLE 4

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE FIRM LIC. NO. F-1580

ZAZA ENERGY CORP.
ESTIMATED FUTURE RESERVES AND INCOME
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
AS OF DECEMBER 31, 2013
(SEC PARAMETERS)

EAGLEVILLE, DEWITT COUNTY, TEXAS
ZAZA ENERGY, LLC - OPERATOR
BOENING UNIT A 1H

GAS LEASE
PROVED
PRODUCING

	Expense Interest	REVENUE INTEREST Oil/ Condensate	Plant Products	Gas	PRODUCT PRICES Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)
INITIAL	1.00000000	0.71000000	0.71000000	0.71000000	96.78	26.23	3.42
FINAL	1.00000000	0.71000000	0.71000000	0.71000000	96.78	26.23	3.42
REMARKS							

DISCOUNTED FUTURE NET INCOME - $ COMPOUNDED MONTHLY	
5.00 %	381,264
15.00 %	372,086
20.00 %	363,215
25.00 %	352,952
30.00 %	341,977

Year	Number of Wells	ESTIMATED 8/8THS PRODUCTION Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	COMPANY NET PRODUCTION Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (A) (MMcf)	AVERAGE PRICES Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2014	1	3,241	5,223	38	2,301	3,708	24	96.78	26.23	3.42
2015	1	2,069	3,334	24	1,469	2,367	15	96.78	26.23	3.42
2016	1	1,556	2,509	18	1,105	1,781	11	96.78	26.23	3.42
2017	1	1,255	2,023	15	891	1,436	9	96.78	26.23	3.42
2018	1	1,060	1,709	12	753	1,213	8	96.78	26.23	3.42
2019	1	246	397	3	175	282	2	96.78	26.23	3.42
2020	0	0	0	0	0	0	0	0.00	0.00	0.00
Sub-Total		9,427	15,194	111	6,693	10,788	69	96.78	26.23	3.42
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		9,427	15,194	111	6,693	10,788	69	96.78	26.23	3.42
Cumulative		7,019	0	86						
Ultimate		16,446	15,194	197						

(A) NET GAS VOLUMES ACCOUNT FOR SURFACE LOSSES, SHRINKAGE = 12.00%

Year	COMPANY FUTURE GROSS REVENUE (FGR) - $ From Oil/Condensate	From Plant Products	From Gas	Other	Total	PRODUCTION TAXES - $ Oil/ Condensate	Plant Prod./ Other	Gas	FGR AFTER PRODUCTION TAXES - $
2014	222,671	97,270	81,464	0	401,405	10,243	7,295	6,110	377,757
2015	142,150	62,096	52,006	0	256,252	6,539	4,657	3,900	241,155
2016	106,946	46,717	39,126	0	192,789	4,919	3,504	2,934	181,431
2017	86,234	37,670	31,549	0	155,452	3,967	2,825	2,366	146,294
2018	72,848	31,822	26,651	0	131,322	3,351	2,387	1,999	123,585
2019	16,926	7,394	6,192	0	30,513	779	555	464	28 15
2020	0	0	0	0	0	0	0	0	0
Sub-Total	647,775	282,969	236,989	0	1,167,732	29,798	21,223	17,774	1,098,938
Remainder	0	0	0	0	0	0	0	0	0
Total Future	647,775	282,969	236,989	0	1,167,732	29,798	21,223	17,774	1,098,938

Year	DEDUCTIONS - $ Operating Costs	Ad Valorem Taxes	Development Costs	Other	Total	FUTURE NET INCOME BEFORE TAXES - $ Undiscounted Annual	Undiscounted Cumulative	Discounted @ 10.00 %
2014	108,000	9,853	0	0	117,853	259,905	259,905	249,020
2015	108,000	6,290	0	0	114,290	126,866	386,770	109,854
2016	108,000	4,732	0	0	112,732	68,699	455,469	53,842
2017	108,000	3,816	0	0	111,816	34,478	489,947	24,476
2018	108,000	3,223	0	0	111,223	12,362	502,309	7,981
2019	27,166	749	0	0	27,915	800	503,109	481
2020	0	0	125,000	0	125,000	-125,000	378,109	-67,078
Sub-Total	567,166	28,663	125,000	0	720,829	378,109		378,577
Remainder	0	0	0	0	0	0	378,109	0
Total Future	567,166	28,663	125,000	0	720,829	378,109		378,577

Life of evaluation is: 5.25 years.
Final production rate: 0.932 MMcf/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE FIRM LIC. NO. F-1580

TABLE 5

ZAZA ENERGY CORP.
ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS AS OF DECEMBER 31, 2013 (SEC PARAMETERS)

EAGLEVILLE, LAVACA COUNTY, TEXAS
ZAZA ENERGY, LLC - OPERATOR
CONNIFF UNIT A 1H

GAS LEASE
PROVED
PRODUCING

	Expense Interest	Revenue Interest: Oil/ Condensate	Revenue Interest: Plant Products	Revenue Interest: Gas	Product Prices: Oil/Cond ($/bbl)	Product Prices: Plt. Prod. ($/bbl)	Product Prices: Gas ($/Mcf)
INITIAL	1.00000000						
FINAL	1.00000000						
REMARKS							

UNECONOMIC AT CURRENT PRICES.

DISCOUNTED FUTURE NET INCOME - $ COMPOUNDED MONTHLY	
5.00 %	-118,920
15.00 %	-107 00
20.00 %	-102,524
25.00 %	-97,617
30.00 %	-92,963

Year	Number of Wells	Estimated 8/8ths Production: Oil/Cond. (Barrels)	Estimated 8/8ths Production: Plant Products (Barrels)	Estimated 8/8ths Production: Gas (MMcf)	Company Net Production: Oil/Cond. (Barrels)	Company Net Production: Plant Products (Barrels)	Company Net Production: Sales Gas *(A)* (MMcf)	Average Prices: Oil/Cond. ($/bbl)	Average Prices: Plt Prod. ($/bbl)	Average Prices: Gas ($/Mcf)
2014	0	0	0	0	0	0	0	0.00	0.00	0.00
2015	0	0	0	0	0	0	0	0.00	0.00	0.00
Sub-Total		0	0	0	0	0	0	0.00	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		0	0	0	0	0	0	0.00	0.00	0.00
Cumulative		3,527	0	115						
Ultimate		3,527	0	115						

(A) NET GAS VOLUMES ACCOUNT FOR SURFACE LOSSES, SHRINKAGE = 16.00%

Year	Company Future Gross Revenue (FGR) - $: From Oil/Condensate	From Plant Products	From Gas	Other	Total	Production Taxes - $: Oil/ Condensate	Plant Prod./ Other	Gas	FGR After Production Taxes - $
2014	0	0	0	0	0	0	0	0	0
2015	0	0	0	0	0	0	0	0	0
Sub-Total	0	0	0	0	0	0	0	0	0
Remainder	0	0	0	0	0	0	0	0	0
Total Future	0	0	0	0	0	0	0	0	0

Year	Deductions - $: Operating Costs	Ad Valorem Taxes	Development Costs	Other	Total	Future Net Income Before Taxes - $: Undiscounted Annual	Undiscounted Cumulative	Discounted @ 10.00 %
2014	0	0	0	0	0	0	0	0
2015	0	0	125,000	0	125,000	-125,000	-125,000	-113,159
Sub-Total	0	0	125,000	0	125,000	-125,000		-113,159
Remainder	0	0	0	0	0	0	-125,000	0
Total Future	0	0	125,000	0	125,000	-125,000		-113,159

Life of evaluation is: 0.00 years.
Final production rate: 1.809 MMcf/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE FIRM LIC. NO. F-1580

TABLE 6

ZAZA ENERGY CORP.
ESTIMATED FUTURE RESERVES AND INCOME
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
AS OF DECEMBER 31, 2013
(SEC PARAMETERS)

EAGLEVILLE, LAVACA COUNTY, TEXAS
ZAZA ENERGY, LLC - OPERATOR
GRAHMANN UNIT A 1H

GAS LEASE
PROVED
PRODUCING

	Expense Interest	Revenue Interest: Oil/ Condensate	Revenue Interest: Plant Products	Revenue Interest: Gas	Product Prices: Oil/Cond ($/bbl)	Product Prices: Plt. Prod. ($/bbl)	Product Prices: Gas ($/Mcf)
INITIAL	1.00000000	0.74000000	0.74000000	0.74000000	96.78	33.23	3.42
FINAL	1.00000000	0.74000000	0.74000000	0.74000000	96.78	33.23	3.42
REMARKS							

DISCOUNTED FUTURE NET INCOME - $ COMPOUNDED MONTHLY	
5.00%	291,328
15.00%	288,591
20.00%	283,233
25.00%	276,397
30.00%	268,663

Year	Number of Wells	Estimated 8/8ths Production: Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Company Net Production: Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (A) (MMcf)	Average Prices: Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2014	1	1,801	3,782	90	1,333	2,799	57	96.78	33.23	3.42
2015	1	1,397	2,934	70	1,034	2,171	44	96.78	33.23	3.42
2016	1	1,154	2,423	58	854	1,793	37	96.78	33.23	3.42
2017	1	984	2,065	49	728	1,528	31	96.78	33.23	3.42
2018	1	518	1,088	26	383	805	16	96.78	33.23	3.42
2019	0	0	0	0	0	0	0	0.00	0.00	0.00
Sub-Total		5,854	12,293	293	4,332	9,096	186	96.78	33.23	3.42
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		5,854	12,293	293	4,332	9,096	186	96.78	33.23	3.42
Cumulative		7,987	0	387						
Ultimate		13,841	12,293	680						

(A) NET GAS VOLUMES ACCOUNT FOR SURFACE LOSSES, SHRINKAGE = 14.00%

Year	Company Future Gross Revenue (FGR) - $: From Oil/Condensate	From Plant Products	From Gas	Other	Total	Production Taxes - $: Oil/ Condensate	Plant Prod./ Other	Gas	FGR After Production Taxes - $
2014	128,974	92,996	195,979	0	417,949	5,933	6,975	14,698	390,343
2015	100,063	72,150	152,049	0	324,262	4,603	5,411	11,404	302,844
2016	82,644	59,590	125,580	0	267,813	3,802	4,469	9,418	250,124
2017	70,437	50,789	107,032	0	228,258	3,240	3,809	8,027	213,181
2018	37,100	26,751	56,375	0	120,226	1,707	2,006	4,228	112,285
2019	0	0	0	0	0	0	0	0	0
Sub-Total	419,218	302,276	637,014	0	1,358,509	19,284	22,671	47,776	1,268,778
Remainder	0	0	0	0	0	0	0	0	0
Total Future	419,218	302,276	637,014	0	1,358,509	19,284	22,671	47,776	1,268,778

Year	Deductions - $: Operating Costs	Ad Valorem Taxes	Development Costs	Other	Total	Future Net Income Before Taxes - $: Undiscounted Annual	Undiscounted Cumulative	Discounted @ 10.00 %
2014	180,000	10,274	0	0	190,274	200,069	200,069	191,260
2015	180,000	7,971	0	0	187,971	114,873	314,942	99,397
2016	180,000	6,584	0	0	186,584	63,540	378,482	49,809
2017	180,000	5,611	0	0	185,611	27,570	406,053	19,607
2018	104,335	2,956	0	0	107,291	4,994	411,047	3,282
2019	0	0	125,000	0	125,000	-125,000	286,047	-71,692
Sub-Total	824,335	33,396	125,000	0	982,731	286,047		291,662
Remainder	0	0	0	0	0	0	286,047	0
Total Future	824,335	33,396	125,000	0	982,731	286,047		291,662

Life of evaluation is: 4.59 years.
Final production rate: 3.552 MMcf/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE FIRM LIC. NO. F-1580

TABLE 7

ZAZA ENERGY CORP.
ESTIMATED FUTURE RESERVES AND INCOME
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
AS OF DECEMBER 31, 2013
(SEC PARAMETERS)

EAGLEVILLE, GONZALES COUNTY, TEXAS
RILEY EXPLORATION, LLC - OPERATOR
KOENNING UNIT 1H 1H

OIL LEASE
PROVED
PRODUCING

	Expense Interest	REVENUE INTEREST Oil/ Condensate	Plant Products	Gas	PRODUCT PRICES Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)
INITIAL	0.02437500	0.02551170		0.02551170	101.44		3.67
FINAL	0.02437500	0.02551170		0.02551170	101.44		3.67
REMARKS							

DISCOUNTED FUTURE NET INCOME - $ COMPOUNDED MONTHLY	
5.00 %	22,342
15.00 %	18,371
20.00 %	16 62
25.00 %	15,366
30.00 %	14,154

Year	Number of Wells	ESTIMATED 8/8THS PRODUCTION Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	COMPANY NET PRODUCTION Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (A) (MMcf)	AVERAGE PRICES Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2014	1	4,159	0	4	106	0	0	101.44	0.00	0.00
2015	1	3,431	0	3	88	0	0	101.44	0.00	0.00
2016	1	2,943	0	3	75	0	0	101.44	0.00	0.00
2017	1	2,573	0	2	66	0	0	101.44	0.00	0.00
2018	1	2,298	0	2	59	0	0	101.44	0.00	0.00
2019	1	2,080	0	2	53	0	0	101.44	0.00	0.00
2020	1	1,908	0	2	49	0	0	101.44	0.00	0.00
2021	1	1,755	0	1	45	0	0	101.44	0.00	0.00
2022	1	152	0	0	4	0	0	101.44	0.00	0.00
2023	0	0	0	0	0	0	0	0.00	0.00	0.00
Sub-Total		21,298	0	18	543	0	0	101.44	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		21,298	0	18	543	0	0	101.44	0.00	0.00
Cumulative		65,742	0	50						
Ultimate		87,040	0	68						

(A) NET GAS VOLUMES ACCOUNT FOR SURFACE LOSSES, SHRINKAGE = 100.00%

Year	COMPANY FUTURE GROSS REVENUE (FGR) - $ From Oil/Condensate	From Plant Products	From Gas	Other	Total	PRODUCTION TAXES - $ Oil/ Condensate	Plant Prod./ Other	Gas	FGR AFTER PRODUCTION TAXES - $
2014	10,763	0	0	0	10,763	495	0	0	10,268
2015	8,879	0	0	0	8,879	408	0	0	8,471
2016	7,616	0	0	0	7,616	350	0	0	7,265
2017	6,659	0	0	0	6,659	306	0	0	6,353
2018	5,946	0	0	0	5,946	274	0	0	5,673
2019	5,382	0	0	0	5,382	248	0	0	5,134
2020	4,936	0	0	0	4,936	227	0	0	4 09
2021	4,542	0	0	0	4,542	209	0	0	4,333
2022	394	0	0	0	394	18	0	0	376
2023	0	0	0	0	0	0	0	0	0
Sub-Total	55,118	0	0	0	55,118	2,535	0	0	52,583
Remainder	0	0	0	0	0	0	0	0	0
Total Future	55,118	0	0	0	55,118	2,535	0	0	52,583

Year	DEDUCTIONS - $ Operating Costs	Ad Valorem Taxes	Development Costs	Other	Total	FUTURE NET INCOME BEFORE TAXES - $ Undiscounted Annual	Undiscounted Cumulative	Discounted @ 10.00 %
2014	2,896	269	0	0	3,165	7,103	7,103	6 77
2015	2,896	222	0	0	3,118	5,353	12,456	4,622
2016	2,896	190	0	0	3,086	4,179	16,635	3,265
2017	2,896	166	0	0	3,062	3,291	19,926	2,327
2018	2,896	149	0	0	3,044	2,628	22,554	1,682
2019	2,896	135	0	0	3,030	2,104	24,658	1,219
2020	2,896	123	0	0	3,019	1,690	26,349	887
2021	2,896	114	0	0	3,009	1,324	27,672	628
2022	257	10	0	0	267	109	27,781	49
2023	0	0	3,047	0	3,047	-3,047	24,735	-1,233
Sub-Total	23,423	1,378	3,047	0	27,848	24,735		20,224
Remainder	0	0	0	0	0	0	24,735	0
Total Future	23,423	1,378	3,047	0	27,848	24,735		20,224

Life of evaluation is: 8.09 years.
Final production rate: 140 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE FIRM LIC. NO. F-1580

TABLE 8

ZAZA ENERGY CORP.
ESTIMATED FUTURE RESERVES AND INCOME
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
AS OF DECEMBER 31, 2013
(SEC PARAMETERS)

EAGLEVILLE, DEWITT COUNTY, TEXAS
ZAZA ENERGY, LLC - OPERATOR
LANGLEY UNIT 1H

GAS LEASE
PROVED
SHUT-IN

	Expense Interest	Revenue Interest: Oil/ Condensate	Revenue Interest: Plant Products	Revenue Interest: Gas	Product Prices: Oil/Cond ($/bbl)	Product Prices: Plt. Prod. ($/bbl)	Product Prices: Gas ($/Mcf)
INITIAL	0.25000000	0.16955000	0.16955000	0.16955000	96.78	26.23	3.42
FINAL	0.25000000	0.16955000	0.16955000	0.16955000	96.78	26.23	3.42
REMARKS							

DISCOUNTED FUTURE NET INCOME - $ COMPOUNDED MONTHLY	
5.00 %	247,429
15.00 %	233,395
20.00 %	225,905
25.00 %	218,459
30.00 %	211,200

Year	Number of Wells	Estimated 8/8ths Production: Oil/Cond. (Barrels)	Estimated 8/8ths Production: Plant Products (Barrels)	Estimated 8/8ths Production: Gas (MMcf)	Company Net Production: Oil/Cond. (Barrels)	Company Net Production: Plant Products (Barrels)	Company Net Production: Sales Gas (A) (MMcf)	Average Prices: Oil/Cond. ($/bbl)	Average Prices: Plt Prod. ($/bbl)	Average Prices: Gas ($/Mcf)
2014	1	7,440	11,991	88	1,261	2,033	13	96.78	26.23	3.42
2015	1	3,098	4,993	36	525	847	5	96.78	26.23	3.42
2016	1	2,020	3,256	24	343	552	4	96.78	26.23	3.42
2017	1	1,523	2,455	18	258	416	3	96.78	26.23	3.42
2018	1	1,237	1,994	15	210	338	2	96.78	26.23	3.42
2019	1	894	1,441	11	152	244	2	96.78	26.23	3.42
2020	0	0	0	0	0	0	0	0.00	0.00	0.00
Sub-Total		16,213	26,132	191	2,749	4,431	28	96.78	26.23	3.42
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		16,213	26,132	191	2,749	4,431	28	96.78	26.23	3.42
Cumulative		0	0	0						
Ultimate		16,213	26,132	191						

(A) NET GAS VOLUMES ACCOUNT FOR SURFACE LOSSES, SHRINKAGE = 12.00%

Year	Company Future Gross Revenue (FGR) - $: From Oil/Condensate	From Plant Products	From Gas	Other	Total	Production Taxes - $: Oil/ Condensate	Plant Prod./ Other	Gas	FGR After Production Taxes - $
2014	122,082	53,329	44,664	0	220,075	5,616	4,000	3,350	207,110
2015	50,834	22,206	18,598	0	91,638	2,338	1,665	1,395	86,240
2016	33,153	14,482	12,129	0	59,765	1,525	1,086	910	56,244
2017	24,997	10,919	9,145	0	45,061	1,150	819	686	42,407
2018	20,302	8,869	7,427	0	36,598	934	665	557	34,442
2019	14,674	6,410	5,368	0	26,452	675	481	403	24,894
2020	0	0	0	0	0	0	0	0	0
Sub-Total	266,042	116,216	97,332	0	479,590	12,238	8,716	7,300	451,336
Remainder	0	0	0	0	0	0	0	0	0
Total Future	266,042	116,216	97,332	0	479,590	12,238	8,716	7,300	451,336

Year	Deductions - $: Operating Costs	Ad Valorem Taxes	Development Costs	Other	Total	Future Net Income Before Taxes - $: Undiscounted Annual	Undiscounted Cumulative	Discounted @ 10.00 %
2014	24,750	5,402	0	0	30,152	176,958	176,958	169,927
2015	27,000	2,249	0	0	29,249	56,990	233,948	49,426
2016	27,000	1,467	0	0	28,467	27,777	261,725	21 77
2017	27,000	1,106	0	0	28,106	14,301	276,026	10,147
2018	27,000	898	0	0	27,898	6,543	282,569	4,210
2019	22,518	649	0	0	23,168	1,726	284,295	1,019
2020	0	0	31,250	0	31,250	-31,250	253,045	-15,815
Sub-Total	155,268	11,772	31,250	0	198,290	253,045		240,692
Remainder	0	0	0	0	0	0	253,045	0
Total Future	155,268	11,772	31,250	0	198,290	253,045		240,692

Life of evaluation is: 5.84 years.
Final production rate: 0.976 MMcf/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE FIRM LIC. NO. F-1580

TABLE 9

ZAZA ENERGY CORP.
ESTIMATED FUTURE RESERVES AND INCOME
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
AS OF DECEMBER 31, 2013
(SEC PARAMETERS)

EAGLEVILLE, DEWITT COUNTY, TEXAS
ZAZA ENERGY, LLC - OPERATOR
LONG UNIT 1H

GAS LEASE
PROVED
UNDEVELOPED

	Expense Interest	Revenue Interest: Oil/Condensate	Revenue Interest: Plant Products	Revenue Interest: Gas	Product Prices: Oil/Cond ($/bbl)	Product Prices: Plt. Prod. ($/bbl)	Product Prices: Gas ($/Mcf)
INITIAL	0.25000000						
FINAL	0.25000000						
REMARKS							

UNECONOMIC AT CURRENT PRICES.

DISCOUNTED FUTURE NET INCOME - $ COMPOUNDED MONTHLY	
5.00 %	0
15.00 %	0
20.00 %	0
25.00 %	0
30.00 %	0

Year	Number of Wells	Estimated 8/8ths Production: Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Company Net Production: Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (A) (MMcf)	Average Prices: Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2014	0	0	0	0	0	0	0	0.00	0.00	0.00
2015	0	0	0	0	0	0	0	0.00	0.00	0.00
Sub-Total		0	0	0	0	0	0	0.00	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		0	0	0	0	0	0	0.00	0.00	0.00
Cumulative		0	0	0						
Ultimate		0	0	0						

(A) NET GAS VOLUMES ACCOUNT FOR SURFACE LOSSES, SHRINKAGE = 12.00%

Year	Company Future Gross Revenue (FGR) - $: From Oil/Condensate	From Plant Products	From Gas	Other	Total	Production Taxes - $: Oil/Condensate	Plant Prod./Other	Gas	FGR After Production Taxes - $
2014	0	0	0	0	0	0	0	0	0
2015	0	0	0	0	0	0	0	0	0
Sub-Total	0	0	0	0	0	0	0	0	0
Remainder	0	0	0	0	0	0	0	0	0
Total Future	0	0	0	0	0	0	0	0	0

Year	Deductions - $: Operating Costs	Ad Valorem Taxes	Development Costs	Other	Total	Future Net Income Before Taxes - $: Undiscounted Annual	Undiscounted Cumulative	Discounted @ 10.00 %
2014	0	0	0	0	0	0	0	0
2015	0	0	0	0	0	0	0	0
Sub-Total	0	0	0	0	0	0		0
Remainder	0	0	0	0	0	0	0	0
Total Future	0	0	0	0	0	0		0

Life of evaluation is: 0.00 years.
Final production rate: 21.201 MMcf/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

RS RYDER SCOTT COMPANY ZAZA ENERGY CORP.  PETROLEUM CONSULTANTS ESTIMATED FUTURE RESERVES AND INCOME TABLE 10 TBPE FIRM LIC. NO. F-1580 ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS   AS OF DECEMBER 31, 2013   (SEC PARAMETERS)   EAGLEVILLE, GONZALES COUNTY, TEXAS   OIL LEASE  RILEY EXPLORATION. LLC - OPERATOR   PROVED  MAALI 1H 1   PRODUCING          REVENUE INTEREST PRODUCT PRICES DISCOUNTED   Expense Oil/ Plant  Oil/Cond Plt. Prod. Gas FUTURE NET INCOME - $  Interest Condensate Products Gas ($/bbl) ($/bbl) ($/Mcf) COMPOUNDED MONTHLY INITIAL 0.03250000 0.02974620  0.02974620 101.44  3.67 5.00%  116 89 FINAL 0.03250000 0.02974620  0.02974620 101.44  3.67 15.00%  77,539 REMARKS        20.00%  66,340          25.00%  58,048          30.00%  51,675    ESTIMATED 8/8THS PRODUCTION COMPANY NET PRODUCTION AVERAGE PRICES  Number Oil/Cond. Plant Products Gas Oil/Cond. Plant Products Sales Gas (A) Oil/Cond. Plt Prod. Gas Year of Wells (Barrels) (Barrels) (MMcf) (Barrels) (Barrels) (MMcf) ($/bbl) ($/bbl) ($/Mcf) 2014 1 9,264 0 10 276 0 0 101.44 0.00 0.00 2015 1 7,721 0 7 230 0 0 101.44 0.00 0.00 2016 1 6,668 0 6 198 0 0 101.44 0.00 0.00 2017 1 5,859 0 5 174 0 0 101.44 0.00 0.00 2018 1 5,251 0 4 156 0 0 101.44 0.00 0.00 2019 1 4,766 0 4 142 0 0 101.44 0.00 0.00 2020 1 4,381 0 4 130 0 0 101.44 0.00 0.00 2021 1 4,039 0 3 120 0 0 101.44 0.00 0.00 2022 1 3,759 0 3 112 0 0 101.44 0.00 0.00 2023 1 3,519 0 3 105 0 0 101.44 0.00 0.00 2024 1 3,315 0 3 99 0 0 101.44 0.00 0.00 2025 1 3,108 0 2 92 0 0 101.44 0.00 0.00 2026 1 2,921 0 2 87 0 0 101.44 0.00 0.00 2027 1 2,746 0 2 82 0 0 101.44 0.00 0.00 2028 1 2,588 0 2 77 0 0 101.44 0.00 0.00            Sub-Total  69,905 0 61 2,079 0 0 101.44 0.00 0.00 Remainder  15,236 0 12 453 0 0 101.44 0.00 0.00 Total Future  85,141 0 73 2,533 0 0 101.44 0.00 0.00            Cumulative  56,847 0 57  (A) NET GAS VOLUMES ACCOUNT FOR SURFACE LOSSES,  Ultimate  141,988 0 129  SHRINKAGE = 100.00%    COMPANY FUTURE GROSS REVENUE (FGR) - $ PRODUCTION TAXE - $ FGR AFTER  From From Form   Oil/ Plant Prod./  PRODUCTION Year Oil/Condensate Plant Products Gas Other Total Condensate Other Gas TAXES - $ 2014 27,953 0 0 0 27,953 1,286 0 0 26,667 2015 23,299 0 0 0 23,299 1,072 0 0 22,227 2016 20,121 0 0 0 20,121 926 0 0 19,195 2017 17,680 0 0 0 17,680 813 0 0 16,867 2018 15,844 0 0 0 15,844 729 0 0 15,115 2019 14,381 0 0 0 14,381 662 0 0 13 19 2020 13,221 0 0 0 13,221 608 0 0 12,612 2021 12,187 0 0 0 12,187 561 0 0 11,627 2022 11,343 0 0 0 11,343 522 0 0 10,821 2023 10,618 0 0 0 10,618 488 0 0 10,130 2024 10,003 0 0 0 10,003 460 0 0 9,543 2025 9,377 0 0 0 9,377 431 0 0 8,945 2026 8,815 0 0 0 8,815 405 0 0 8,409 2027 8,286 0 0 0 8,286 381 0 0 7,905 2028 7,810 0 0 0 7,810 359 0 0 7,451           Sub-Total 210,936 0 0 0 210,936 9,703 0 0 201,233 Remainder 45,974 0 0 0 45,974 2,115 0 0 43,859 Total Future 256,910 0 0 0 256,910 11,818 0 0 245,092   DEDUCTIONS - $ FUTURE NET INCOME BRFORE TAXES - $ Operating Ad Valorem Development   Undiscounted Discounted Year Costs Taxes Costs Other Total Annual Cumulative @ 10.00% 2014 3,588 699 0 0 4,287 22,380 22,380 21,341 2015 3,588 582 0 0 4,170 18,056 40,436 15,582 2016 3,588 503 0 0 4,091 15,104 55,540 11 95 2017 3,588 442 0 0 4,030 12,837 68,377 9,072 2018 3,588 396 0 0 3,984 11,131 79,508 7,121 2019 3,588 360 0 0 3,948 9,772 89,280 5,659 2020 3,588 331 0 0 3,919 8,694 97,974 4,557 2021 3,588 305 0 0 3,893 7,734 105,708 3,669 2022 3,588 284 0 0 3,872 6,950 112,657 2,984 2023 3,588 265 0 0 3,853 6,276 118,934 2,440 2024 3,588 250 0 0 3,838 5,705 124,639 2,007 2023 3,588 234 0 0 3,822 5,123 129,762 1,632 2026 3,588 220 0 0 3,808 4,601 134,362 1,326 2027 3,588 207 0 0 3,795 4,110 138,472 1,073 2028 3,588 195 0 0 3,783 3,667 142,139 867          Sub-Total 53,820 5,273 0 0 59,093 142,139  91,124 Remainder 27,379 1,149 4,063 0 32,591 11,268 153,408 2,221 Total Future 81,199 6,423 4,063 0 91,684 153,408  93,345  Life of evaluation is: 22.64 years. Final production rate: 130 bbl/month  These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

RS RYDER SCOTT COMPANY ZAZA ENERGY CORP.  PETROLEUM CONSULTANTS ESTIMATED FUTURE RESERVES AND INCOME TABLE 11 TBPE FIRM LIC. NO. F-1580 ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS   AS OF DECEMBER 31, 2013   (SEC PARAMETERS)   EAGLEVILLE, DEWITT COUNTY, TEXAS   OIL LEASE  ZAZA ENERGY, LLC - OPERATOR   PROVED  MACHICEK 1H   SHUT-IN          REVENUE INTEREST PRODUCT PRICES DISCOUNTED   Expense Oil/ Plant  Oil/Cond Plt. Prod. Gas FUTURE NET INCOME - $  Interest Condensate Products Gas ($/bbl) ($/bbl) ($/Mcf) COMPOUNDED MONTHLY INITIAL 0.25000000 0.18210000  0.18210000 96.78  3.42 5.00%  474,308 FINAL 0.25000000 0.18210000  0.18210000 96.78  3.42 15.00%  396,050 REMARKS        20.00%  364,725          25.00%  337,762          30.00%  314,447    ESTIMATED 8/8THS PRODUCTION COMPANY NET PRODUCTION AVERAGE PRICES  Number Oil/Cond. Plant Products Gas Oil/Cond. Plant Products Sales Gas (A) Oil/Cond. Plt Prod. Gas Year of Wells (Barrels) (Barrels) (MMcf) (Barrels) (Barrels) (MMcf) ($/bbl) ($/bbl) ($/Mcf) 2014 1 11,837 0 48 2,156 0 8 96.78 0.00 3.42 2015 1 7,701 0 31 1,402 0 5 96.78 0.00 3.42 2016 1 5,331 0 22 971 0 3 96.78 0.00 3.42 2017 1 4,124 0 17 751 0 3 96.78 0.00 3.42 2018 1 3,398 0 14 619 0 2 96.78 0.00 3.42 2019 1 2,905 0 12 529 0 2 96.78 0.00 3.42 2020 1 2,553 0 10 465 0 2 96.78 0.00 3.42 2021 1 2,272 0 9 414 0 1 96.78 0.00 3.42 2022 1 2,056 0 8 374 0 1 96.78 0.00 3.42 2023 1 1,880 0 8 342 0 1 96.78 0.00 3.42 2024 1 1,739 0 7 317 0 1 96.78 0.00 3.42 2025 1 1,611 0 7 293 0 1 96.78 0.00 3.42 2026 1 1,366 0 6 249 0 1 96.78 0.00 3.42 2027 0 0 0 0 0 0 0 0.00 0.00 0.00            Sub-Total  48,772 0 198 8,881 0 32 96.78 0.00 3.42 Remainder  0 0 0 0 0 0 0.00 0.00 0.00 Total Future  48,772 0 198 8,881 0 32 96.78 0.00 3.42            Cumulative  0 0 0  (A) NET GAS VOLUMES ACCOUNT FOR SURFACE LOSSES, Ultimate  48,772 0 198  SHRINKAGE = 12.00%                  COMPANY FUTURE GROSS REVENUE (FGR) - $ PRODUCTION TAXES - $ FGR AFTER  From From Form   Oil/ Plant Prod./  PRODUCTION Year Oil/Condensate Plant Products Gas Other Total Condensate Other Gas TAXES - $ 2014 208,616 0 26,382 0 234,998 9,596 0 1,979 223,423 2015 135,719 0 17,163 0 152,882 6,243 0 1,267 145,352 2016 93,946 0 11,881 0 105,827 4,322 0 891 100,614 2017 72,677 0 9,191 0 81,868 3,343 0 689 77,835 2018 59,884 0 7,573 0 67,458 2,755 0 568 64,135 2019 51,194 0 6,474 0 57,668 2,355 0 486 54,827 2020 44,987 0 5,689 0 50,676 2,069 0 427 48,180 2021 40,036 0 5,063 0 45,099 1,842 0 380 42,878 2022 36,226 0 4,581 0 40,807 1,666 0 344 38 97 2023 33,133 0 4,190 0 37,323 1,524 0 314 35,485 2024 30,648 0 3,876 0 34,524 1,410 0 291 32,823 2025 28,396 0 3,591 0 31,987 1,306 0 269 30,412 2026 24,071 0 3,044 0 27,115 1,107 0 228 25 79 2027 0 0 0 0 0 0 0 0 0           Sub-Total 859,532 0 108,699 0 968,231 39,538 0 8,152 920,540 Remainder 0 0 0 0 0 0 0 0 0 Total Future 859,532 0 108,699 0 968,231 39,538 0 8,152 920,540   DEDUCTIONS - $ FUTURE NET INCOME BRFORE TAXES - $ Operating Ad Valorem Development   Undiscounted Discounted Year Costs Taxes Costs Other Total Annual Cumulative @ 10.00% 2014 22,500 5,875 0 0 28,375 195,048 195,048 185,248 2015 27,000 3,822 0 0 30,822 114,530 309,578 99,136 2016 27,000 2,646 0 0 29,646 70,969 380,546 55,531 2017 27,000 2,047 0 0 29,047 48,789 429,335 34,532 2018 27,000 1,686 0 0 28,686 35,448 464,783 22 06 2019 27,000 1,442 0 0 28,442 26,386 491,169 15,297 2020 27,000 1,267 0 0 28,267 19,913 511,083 10,451 2021 27,000 1,127 0 0 28,127 14,750 525,833 7,006 2022 27,000 1,020 0 0 28,020 10,777 536,610 4,634 2023 27,000 933 0 0 27,933 7,551 544,161 2,940 2024 27,000 863 0 0 27,863 4,960 549,121 1 50 2025 27,000 800 0 0 27,800 2,612 551,733 835 2026 24,422 678 0 0 25,100 679 552,412 198 2027 0 0 31,250 0 31,250 -31,250 521,162 -7,829          Sub-Total 343,922 24,206 31,250 0 399,378 521,162  432,436 Remainder 0 0 0 0 0 0 521,162 0 Total Future 343,922 24,206 31,250 0 399,378 521,162  432,436  Life of evaluation is: 12.90 years. Final production rate: 122 bbl/month  These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

 RS RYDER SCOTT COMPANY   PETROLEUM CONSULTANTS ZAZA ENERGY CORP. TABLE 12 TBPE FIRM LIC. NO. F-1580 ESTIMATED FUTURE RESERVES AND INCOME   ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS   AS OF DECEMBER 31, 2013   (SEC PARAMETERS)   EAGLEVILLE, GONZALES COUNTY, TEXAS   OIL LEASE  RILEY EXPLORATION. LLC - OPERATOR   PROVED  OTTO 1H 1H   PRODUCING          REVENUE INTEREST PRODUCT PRICES DISCOUNTED   Expense Oil/ Plant  Oil/Cond Plt. Prod. Gas FUTURE NET INCOME - $  Interest Condensate Products Gas ($/bbl) ($/bbl) ($/Mcf) COMPOUNDED MONTHLY INITIAL 0.02437500 0.02560797  0.02560797 101.44  3.67 5.00%  13,303 FINAL 0.02437500 0.02560797  0.02560797 101.44  3.67 15.00%  12,040 REMARKS        20.00%  11,431          25.00%  10,849          30.00%  10,299    ESTIMATED 8/8THS PRODUCTION COMPANY NET PRODUCTION AVERAGE PRICES  Number Oil/Cond. Plant Products Gas Oil/Cond. Plant Products Sales Gas (A) Oil/Cond. Plt Prod. Gas Year of Wells (Barrels) (Barrels) (MMcf) (Barrels) (Barrels) (MMcf) ($/bbl) ($/bbl) ($/Mcf) 2014 1 4,104 0 2 105 0 0 101.44 0.00 0.00 2015 1 3,302 0 2 85 0 0 101.44 0.00 0.00 2016 1 2,788 0 1 71 0 0 101.44 0.00 0.00 2017 1 2,411 0 1 62 0 0 101.44 0.00 0.00 2018 1 1,374 0 1 35 0 0 101.44 0.00 0.00 2019 0 0 0 0 0 0 0 0.00 0.00 0.00                                                                                                    Sub-Total  13,979 0 7 358 0 0 101.44 0.00 0.00 Remainder  0 0 0 0 0 0 0.00 0.00 0.00 Total Future  13,979 0 7 358 0 0 101.44 0.00 0.00            Cumulative  54,181 0 45  (A) NET GAS VOLUMES ACCOUNT FOR SURFACE LOSSES, Ultimate  68,160 0 52  SHRINKAGE =100.0%                   COMPANY FUTURE GROSS REVENUE (FGR) - $ PRODUCTION TAXES - $ FGR AFTER  From From Form   Oil/ Plant Prod./  PRODUCTION Year Oil/Condensate Plant Products Gas Other Total Condensate Other Gas TAXES - $ 2014 10,661 0 0 0 10,661 490 0 0 10,170 2015 8,579 0 0 0 8,579 395 0 0 8,184 2016 7,242 0 0 0 7,242 333 0 0 6,909 2017 6,264 0 0 0 6,264 288 0 0 5,976 2018 3,568 0 0 0 3,568 164 0 0 3,404 2019 0 0 0 0 0 0 0 0 0                                                                                           Sub-Total 36,314 0 0 0 36,314 1,670 0 0 34,643 Remainder 0 0 0 0 0 0 0 0 0 Total Future 36,314 0 0 0 36,314 1,670 0 0 34,643   DEDUCTIONS - $ FUTURE NET INCOME BRFORE TAXES - $ Operating Ad Valorem Development   Undiscounted Discounted Year Costs Taxes Costs Other Total Annual Cumulative @ 10.00% 2014 3,627 267 0 0 3,894 6,277 6,277 5,992 2015 3,627 214 0 0 3,841 4,343 10,619 3 52 2016 3,627 181 0 0 3,808 3,101 13,721 2,425 2017 3,627 157 0 0 3,784 2,192 15,913 1,551 2018 2,258 89 0 0 2,348 1,056 16,969 688 2019 0 0 3,047 0 3,047 -3,047 13,922 -1,740                                                                                  Sub-Total 16,766 908 3,047 0 20,721 13,922  12,669 Remainder 0 0 0 0 0 0 13,922 0 Total Future 16,766 908 3,047 0 20,721 13,922  12,669  Life of evaluation is: 4.63 years.  Final production rate: 175 bbl/month  These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE FIRM LIC. NO. F-1580

TABLE 13

ZAZA ENERGY CORP.
ESTIMATED FUTURE RESERVES AND INCOME
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
AS OF DECEMBER 31, 2013
(SEC PARAMETERS)

EAGLEVILLE, GONZALES COUNTY, TEXAS
RILEY EXPLORATION, LLC - OPERATOR
PERKINS 1H 1H

OIL LEASE
PROVED
PRODUCING

	Expense Interest	Revenue Interest: Oil/ Condensate	Revenue Interest: Plant Products	Revenue Interest: Gas	Product Prices: Oil/Cond ($/bbl)	Product Prices: Plt. Prod. ($/bbl)	Product Prices: Gas ($/Mcf)
INITIAL	0.02437500						
FINAL	0.02437500						
REMARKS							

NO REMAINING ECONOMIC RESERVES.

DISCOUNTED FUTURE NET INCOME - $ COMPOUNDED MONTHLY	
5.00 %	-2,972
15.00 %	-2,830
20.00 %	-2,762
25.00 %	-2,695
30.00 %	-2,631

Year	Number of Wells	Estimated 8/8ths Production: Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Company Net Production: Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (A) (MMcf)	Average Prices: Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2014	0	0	0	0	0	0	0	0.00	0.00	0.00
Sub-Total		0	0	0	0	0	0	0.00	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		0	0	0	0	0	0	0.00	0.00	0.00
Cumulative		68,984	0	50						
Ultimate		68,984	0	50						

(A) NET GAS VOLUMES ACCOUNT FOR SURFACE LOSSES, SHRINKAGE = 100.00%

Year	Company Future Gross Revenue (FGR) - $: From Oil/Condensate	From Plant Products	From Gas	Other	Total	Production Taxes - $: Oil/ Condensate	Plant Prod./ Other	Gas	FGR After Production Taxes - $
2014	0	0	0	0	0	0	0	0	0
Sub-Total	0	0	0	0	0	0	0	0	0
Remainder	0	0	0	0	0	0	0	0	0
Total Future	0	0	0	0	0	0	0	0	0

Year	Deductions - $: Operating Costs	Ad Valorem Taxes	Development Costs	Other	Total	Future Net Income Before Taxes - $: Undiscounted Annual	Undiscounted Cumulative	Discounted @ 10.00 %
2014	0	0	3,047	0	3,047	-3,047	-3,047	-2,900
Sub-Total	0	0	3,047	0	3,047	-3,047		-2,900
Remainder	0	0	0	0	0	0	-3,047	0
Total Future	0	0	3,047	0	3,047	-3,047		-2,900

Life of evaluation is: 0.00 years.
Final production rate: 0 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE FIRM LIC. NO. F-1580

TABLE 14

ZAZA ENERGY CORP.
ESTIMATED FUTURE RESERVES AND INCOME
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
AS OF DECEMBER 31, 2013
(SEC PARAMETERS)

EAGLEVILLE, DEWITT COUNTY, TEXAS
ZAZA ENERGY, LLC - OPERATOR
THIELE UNIT 1H

GAS LEASE
PROVED
UNDEVELOPED

	Expense Interest	Revenue Interest: Oil/ Condensate	Revenue Interest: Plant Products	Revenue Interest: Gas	Product Prices: Oil/Cond ($/bbl)	Product Prices: Plt. Prod. ($/bbl)	Product Prices: Gas ($/Mcf)
INITIAL	0.25000000						
FINAL	0.25000000						
REMARKS							

UNECONOMIC AT CURRENT PRICES.

DISCOUNTED FUTURE NET INCOME - $ COMPOUNDED MONTHLY	
5.00 %	0
15.00 %	0
20.00 %	0
25.00 %	0
30.00 %	0

Year	Number of Wells	Estimated 8/8ths Production: Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Company Net Production: Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (A) (MMcf)	Average Prices: Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2014	0	0	0	0	0	0	0	0.00	0.00	0.00
2015	0	0	0	0	0	0	0	0.00	0.00	0.00
2016	0	0	0	0	0	0	0	0.00	0.00	0.00
2017	0	0	0	0	0	0	0	0.00	0.00	0.00
2018	0	0	0	0	0	0	0	0.00	0.00	0.00
2019	0	0	0	0	0	0	0	0.00	0.00	0.00
2020	0	0	0	0	0	0	0	0.00	0.00	0.00
2021	0	0	0	0	0	0	0	0.00	0.00	0.00
2022	0	0	0	0	0	0	0	0.00	0.00	0.00
2023	0	0	0	0	0	0	0	0.00	0.00	0.00
2024	0	0	0	0	0	0	0	0.00	0.00	0.00
2025	0	0	0	0	0	0	0	0.00	0.00	0.00
2026	0	0	0	0	0	0	0	0.00	0.00	0.00
2027	0	0	0	0	0	0	0	0.00	0.00	0.00
2028	0	0	0	0	0	0	0	0.00	0.00	0.00
Sub-Total		0	0	0	0	0	0	0.00	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		0	0	0	0	0	0	0.00	0.00	0.00
Cumulative		0	0	0						
Ultimate		0	0	0						

(A) NET GAS VOLUMES ACCOUNT FOR SURFACE LOSSES, SHRINKAGE = 12.00%

Year	Company Future Gross Revenue (FGR) - $: From Oil/Condensate	From Plant Products	From Gas	Other	Total	Production Taxes - $: Oil/ Condensate	Plant Prod./ Other	Gas	FGR After Production Taxes - $
2014	0	0	0	0	0	0	0	0	0
2015	0	0	0	0	0	0	0	0	0
2016	0	0	0	0	0	0	0	0	0
2017	0	0	0	0	0	0	0	0	0
2018	0	0	0	0	0	0	0	0	0
2019	0	0	0	0	0	0	0	0	0
2020	0	0	0	0	0	0	0	0	0
2021	0	0	0	0	0	0	0	0	0
2022	0	0	0	0	0	0	0	0	0
2023	0	0	0	0	0	0	0	0	0
2024	0	0	0	0	0	0	0	0	0
2025	0	0	0	0	0	0	0	0	0
2026	0	0	0	0	0	0	0	0	0
2027	0	0	0	0	0	0	0	0	0
2028	0	0	0	0	0	0	0	0	0
Sub-Total	0	0	0	0	0	0	0	0	0
Remainder	0	0	0	0	0	0	0	0	0
Total Future	0	0	0	0	0	0	0	0	0

Year	Deductions - $: Operating Costs	Ad Valorem Taxes	Development Costs	Other	Total	Future Net Income Before Taxes - $: Undiscounted Annual	Undiscounted Cumulative	Discounted @ 10.00 %
2014	0	0	0	0	0	0	0	0
2015	0	0	0	0	0	0	0	0
2016	0	0	0	0	0	0	0	0
2017	0	0	0	0	0	0	0	0
2018	0	0	0	0	0	0	0	0
2019	0	0	0	0	0	0	0	0
2020	0	0	0	0	0	0	0	0
2021	0	0	0	0	0	0	0	0
2022	0	0	0	0	0	0	0	0
2023	0	0	0	0	0	0	0	0
2024	0	0	0	0	0	0	0	0
2025	0	0	0	0	0	0	0	0
2026	0	0	0	0	0	0	0	0
2027	0	0	0	0	0	0	0	0
2028	0	0	0	0	0	0	0	0
Sub-Total	0	0	0	0	0	0		0
Remainder	0	0	0	0	0	0	0	0
Total Future	0	0	0	0	0	0		0

Life of evaluation is: 0.00 years.
Final production rate: 21.201 MMcf/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.